Table of Contents

EXHIBIT 12.1

Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Benjamin Steinbruch, certify that:

1.            I have reviewed this annual report on Form 20-F of Companhia Siderúrgica Nacional, as amended on March 18, 2010 by Amendment No. 1 and as further amended by this Amendment No. 2;

2.            Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: July 15, 2010

By: /s/ Benjamin Steinbruch

Name: Benjamin Steinbruch
Title: Chief Executive Officer